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                                                                    Exhibit 99.1


For more information contact:

Investor Relations
Primix Solutions Inc.
617-923-6500
investor@primix.com



Primix Appeals Nasdaq Staff Determination

Watertown, MA - December 7, 2001 - Primix Solutions Inc. today reported that it received a Nasdaq Staff Determination on November 30, 2001 indicating that the Company was no longer in compliance with either the minimum $4,000,000 net tangible assets or the minimum $10,000,000 stockholders' equity requirement for continued listing on The Nasdaq National Market under Nasdaq Marketplace Rule 4450(a)(3), and that its common stock will be delisted from The Nasdaq National Market at the opening of business on December 10, 2001. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq Staff Determination. The hearing request will stay the delisting of the Company's common stock pending the decision of a Nasdaq Listing Qualifications Panel. There can be no assurance that the Listing Qualifications Panel will grant the Company's request for continued listing on The Nasdaq National Market.